                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                       SUNQUEST INFORMATION SYSTEMS, INC.
                                       AT

                              $24.00 NET PER SHARE

                                       BY

                        SUNSHINE ACQUISITION CORPORATION

                          A WHOLLY-OWNED SUBSIDIARY OF

                                  KIRSTY, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                                   MISYS PLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JULY 27, 2001, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 29, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Sunshine Acquisition Corporation, a Pennsylvania corporation (the "Purchaser") and a wholly-owned subsidiary of Kirsty, Inc., a Delaware corporation ("Kirsty") and an indirect wholly-owned subsidiary of Misys plc, a public company organized under the laws of England ("Misys"), to purchase all outstanding shares of common stock, no par value per share (the "Shares"), of Sunquest Information Systems, Inc., a Pennsylvania corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer.

     Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Board of the Company accompanied by the Company's
Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

          1. The offer price is $24.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE ACQUISITION AGREEMENT (AS DEFINED BELOW) AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF THE COMPANY, HAS UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND

     THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

          4. The Offer is being made pursuant to the Agreement for Tender Offer and Merger dated as of June 24, 2001 (the "Acquisition Agreement"), among Misys, Kirsty, the Purchaser and the Company pursuant to which, promptly after the Purchaser's consummation of the purchase of Shares pursuant to the Offer, Misys and Kirsty will cause the Purchaser to be merged with and into the Company (the "Merger"), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Misys. After the Purchaser's adoption of the plan and agreement of merger for the Merger, at the Effective Time (as defined in the Acquisition Agreement), each outstanding Share (other than Shares held by shareholders who perfect their dissenters' rights under Pennsylvania law, Shares owned by the Company as treasury stock and Shares owned by Misys or any direct or indirect wholly-owned subsidiary of Misys or of the Company) will be converted into the right to receive $24.00 in cash, without interest, as set forth in the Acquisition Agreement and described in the Offer to Purchase.

          5. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on July 27, 2001 (the "Expiration Date"), unless the Offer is extended by the Purchaser, in which event the term "Expiration Date" shall mean the latest time at which the Offer, as so extended by the Purchaser, will expire.

          6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares representing at least 80% of the outstanding Shares on a fully diluted basis and (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER.

     The Offer is not being made to the (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser, Kirsty or Misys becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser reserves the right to amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Georgeson Shareholder Communications Inc., the Information Agent for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASER FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                       SUNQUEST INFORMATION SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Sunshine Acquisition Corporation dated June 29, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock, no par value per share (the "Shares"), of Sunquest Information Systems, Inc.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchaser and related Letter of Transmittal.

     Number of Shares to Be Tendered:  ____________ Shares*

                                   SIGN HERE

Account Number:                              Signature:

Dated:

--------------------------------------------------------------------------------
                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

--------------------------------------------------------------------------------
                         DAYTIME AREA CODE AND TEL. NO.

--------------------------------------------------------------------------------
               TAXPAYER IDENTIFICATION NO. OR SOCIAL SECURITY NO.

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

                                        3